UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2012

(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011

(Address of principal executive offices, including zip code)

(817) 460-3947

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 12, 2012, the Company held the Annual Meeting of its shareholders.  Of the 28,609,333 issued and outstanding shares of common stock entitled to vote at the meeting, 25,294,484 of the shares voted in person or by proxy, representing 88.4% of the total eligible voting shares.  The following three proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting and the final voting results for each proposal are set forth below.

1.

The shareholders elected the sole director nominee for a term of three years. The voting results are as follows:

			Broker
	For	Withheld	Non-Votes
Rick L. Wessel	20,530,614	1,041,735	3,722,135

The other directors with remaining terms are Amb. Jorge Montaño, who will continue to serve until the Annual Meeting in 2013, and Mr. Mikel D. Faulkner and Mr. Randel G. Owen, who will continue to serve until the Annual Meeting in 2014.

2.

The shareholders ratified the selection of Hein & Associates LLP as independent registered public accountant firm of the Company for the year ended December 31, 2012.  The voting results are as follows:

For	Against	Abstain
24,820,724	402,016	71,744

3.

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.   The voting results are as follows:

			Broker
For	Against	Abstain	Non-Votes
17,824,388	3,726,489	21,472	3,722,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 13, 2012

FIRST CASH FINANCIAL SERVICES, INC.

(Registrant)

/s/ R. DOUGLAS ORR

R. Douglas Orr

Executive Vice President, Chief Financial

Officer, Secretary and Treasurer

(Principal Financial and Accounting Officer)